Exhibit 99.1

Date:	February 3, 2022	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL REPORTS FOURTH QUARTER 2021 AND
FULL YEAR RESULTS FROM CONTINUING OPERATIONS
•C&I Lighting reported as discontinued operations for current and all prior periods presented
•Q4 diluted EPS from continuing operations of $1.81; adjusted diluted EPS from continuing operations of $2.07
•Q4 net sales from continuing operations +20% (organic +16%)
•FY 2021 diluted EPS from continuing operations of $6.66; adjusted diluted EPS from continuing operations of $8.05
•FY22 diluted EPS from continuing operations expected range of $7.75-$8.25; adjusted diluted EPS of $8.75-$9.25
SHELTON, CT. (February 3, 2022) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the fourth quarter ended December 31, 2021. As a result of the previously announced closing of the divestiture of Commercial & Industrial Lighting, the Company is reporting the results of that business as discontinued operations in the current and all prior periods presented.
"Hubbell delivered a strong finish to 2021," said Gerben Bakker, Chairman, President and Chief Executive Officer. "Fourth quarter sales growth of 20% was bolstered by 11 points of price realization, as well as previously completed acquisitions and year-over-year volume growth as the Company continues to successfully navigate a dynamic supply chain environment. Our end markets remain strong, as grid modernization and electrification continue to drive customer demand for Hubbell's reliable and efficient critical infrastructure solutions across our Utility and Electrical segments. We exited the year with another quarter of significant orders growth and backlog visibility."

Mr. Bakker continued, "Operationally, mid teens year-over-year operating profit growth in the fourth quarter represented solid execution. While material inflation, ongoing supply chain disruption, and increased freight and logistics costs continue to present significant headwinds, we accelerated our productivity and price initiatives to exit the year price/material neutral."
Mr. Bakker concluded, "With a strong operational finish to 2021, a favorable end market setup and a more focused portfolio, we believe Hubbell is well positioned to continue generating differentiated returns for our shareholders over the long term. In the near term, our 2022 outlook anticipates attractive double digit year-over-year growth in adjusted earnings per share, and we remain confident in our ability to execute."
Certain terms used in this release, including "Net debt", "Free Cash Flow", "Organic net sales", "Organic growth", "Restructuring-related costs", "EBITDA", and certain "adjusted" measures, are defined under the section entitled "Non-GAAP Definitions." See page 8 for more information.

FINANCIAL HIGHLIGHTS
The comments and year-over-year comparisons in this segment review are based on fourth quarter results in 2021 and 2020.
Electrical Solutions segment net sales in the fourth quarter of 2021 of $489 million increased 22% from $402 million in the fourth quarter of 2020. Organic sales increased 21% in the quarter while acquisitions added 1%. Electrical Solutions segment operating income in the fourth quarter was $63 million, or 13.0% of net sales, compared to $41 million, or 10.3% of net sales in the same period of 2020. Adjusted operating income was $67 million, or 13.7% of net sales, in the fourth quarter of 2021 as compared to $45 million, or 11.2% of net sales in the same period of the prior year. Increases in adjusted operating income and adjusted operating margin were primarily due to higher volumes, price realization in excess of material inflation, and productivity and restructuring benefits, partially offset by higher logistics and supply chain costs.
Utility Solutions segment net sales in the fourth quarter of 2021 increased 19% to $612 million compared to $515 million reported in the fourth quarter of 2020. Organic sales increased 13% compared to the fourth quarter of 2020, while net M&A added 6%. Total Utility T&D Components sales increased approximately 26% and Utility Communications and Controls sales increased by approximately 2%. Utility Solutions segment operating income in the fourth quarter was $71 million, or 11.6% of net sales, compared to $73 million, or 14.2% of net sales in the same period of 2020. Adjusted operating income was $86 million, or 14.1% of net sales, in the fourth quarter of 2021 as compared to $88 million, or 17.1% of net sales in the same period of the prior year. The decreases in adjusted operating income and adjusted operating margin were primarily due to material cost inflation in excess of price realization and higher logistics and supply chain costs, partially offset by higher volumes and productivity and restructuring benefits.
Adjusted fourth quarter 2021 results exclude $0.26 of amortization of acquisition-related intangible assets. Adjusted fourth quarter 2020 results exclude $0.26 of amortization of acqusition-related intangible assets as well as $0.01 due to a pension settlement charge. Results from discontinued operations are presented on a GAAP basis, and include amortization of acquisition-related intangible assets, transaction and separation costs as well as a one-time tax benefit in the fourth quarter of 2021.
Net cash provided from operating activities was $233 million in the fourth quarter of 2021 versus $156 million in the comparable period of 2020. Free cash flow (defined as net cash provided by operating activities less capital expenditures) was $206 million in the fourth quarter of 2021 versus $121 million reported in the comparable period of 2020.

SUMMARY & OUTLOOK

For the full year 2022, Hubbell anticipates organic sales growth from continuing operations of 8-10%. The impact on sales of M&A and foreign exchange are expected to be approximately neutral.
Hubbell anticipates 2022 GAAP diluted earnings per share expectations in the range of $7.75 to $8.25 and adjusted diluted earnings per share (“Adjusted EPS”) from continuing operations in the range of $8.75 to $9.25. Adjusted EPS excludes amortization of acquisition-related intangible assets, which the Company expects to be approximately $1.00 per share for the full year. The Company believes Adjusted EPS is a useful measure of underlying financial performance in light of our acquisition strategy.
The earnings per share and adjusted earnings per share ranges are based on an adjusted tax rate of 22 to 22.5% and include approximately $0.30 of anticipated restructuring and related investment. The Company expects full year 2022 free cash flow conversion of 90 to 100% of adjusted net income.

CONFERENCE CALL
Hubbell will conduct an earnings conference call to discuss its fourth quarter 2021 financial results today, February 3, 2022 at 10:00 a.m. ET. A live audio of the conference call will be available and can be accessed by visiting Hubbell's "Investor Relations - Events/Presentations" section of www.hubbell.com. Audio replays of the recorded conference call will be available after the call and can be accessed two hours after the conclusion of the original conference call by calling (855) 859-2056 and using passcode 8099591. The replay will remain available until March 2, 2022 at 11:59 p.m. ET. Audio replays will also be available at the conclusion of the call by visiting www.hubbell.com and selecting "Investors" from the options at the bottom of the page and then "Events/Presentations" from the drop-down menu.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets, near-term volume, continued opportunity for operational improvement, our position to continue generating differentiated returns for our shareholders over the long term, anticipated double digit year-over-year growth in adjusted earnings per share, and all statements, including our projected financial results, set forth in “Summary & Outlook” above, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should”, “could”, “may”, "subject to", “continues”, “growing”, “projected”, “if”, “potential”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: our ability to effectively execute our business plan in light of the ongoing and dynamic COVID-19 pandemic, particularly if and as new variants such as Delta and Omicron emerge; the effectiveness of the actions that we take to address the effects of the COVID-19 pandemic; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of trade tariffs, import quotas and other trade restrictions or actions taken by the U.S., U.K., and other countries, including changes in U.S. trade policies; changes in product sales prices and material costs; failure to achieve projected levels of efficiencies, cost savings and cost reduction measures, including those expected as a result of our lean initiatives and strategic sourcing plans; effects of unfavorable foreign currency exchange rates and the potential use of hedging instruments to hedge the exposure to fluctuating rates of foreign currency exchange on inventory purchases; regulatory issues, changes in tax laws, or changes in geographic profit mix affecting tax rates and availability of tax incentives; general economic and business conditions as well as inflationary trends; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures, including the consummation and timing of, and the benefits and costs of, the pending sale of the Commercial and Industrial Lighting business to GE Current; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", “Forward-Looking Statements” and "Quantitative and Qualitative Disclosures about Market Risk" Sections in the Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q.

About the Company
Hubbell Incorporated is a leading manufacturer of utility and electrical solutions enabling customers to operate critical infrastructure safely, reliably and efficiently. With 2021 revenues of $4.2 billion, Hubbell solutions empower and energize communities in front of and behind the meter. The corporate headquarters is located in Shelton, CT.

Contact:

Dan Innamorato
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

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NON-GAAP DEFINITIONS
References to "adjusted" operating measures exclude the impact of certain costs, gains or losses. Management believes these adjusted operating measures provide useful information regarding our underlying performance from period to period and an understanding of our results of operations without regard to items we do not consider a component of our core operating performance. Adjusted operating measures are non-GAAP measures, and include adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income available to common shareholders, adjusted net income attributable to Hubbell, adjusted earnings per diluted share, and adjusted EBITDA. These non-GAAP measures exclude, where applicable:
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization associated with those acquisitions. The intangible assets associated with our business acquisitions arise from the allocation of the purchase price using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations.” These assets consist primarily of customer relationships, developed technology, trademarks and tradenames, and patents, as reported in Note 6—Goodwill and Other Intangible Assets, under the heading “Total Definite-Lived Intangibles,” within the Company’s audited consolidated financial statements set forth in its Annual Report on Form 10-K for Fiscal Year Ended December 31, 2020. The Company excludes these non-cash expenses because we believe it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of our results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although we exclude amortization of these acquired intangible assets and inventory step-up from our non-GAAP results, we believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted net income attributable to Hubbell Incorporated.
•Losses recognized in the second quarter of 2021 from the early extinguishment of long-term debt and the disposition of a business. The Company excludes these losses because we believe it enhances management's and investors' ability to analyze underlying business performance and facilitates comparisons of our financial results over multiple periods.
•Pension charges including settlement charges in 2020.
•Income tax effects of the above adjustments which are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction, unless otherwise noted.

Adjusted EBITDA is a non-GAAP measure that excludes the items noted above and also excludes the Other income (expense), net, Interest expense, net, and Provision for income taxes captions of the Condensed Consolidated Statement of Income, as well as depreciation and amortization expense.
Net debt (defined as total debt less cash and investments) to total capital is a non-GAAP measure that we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.
Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.
In connection with our restructuring and related actions we have incurred restructuring costs as defined by U.S. GAAP, which are primarily severance and employee benefits, asset impairments, accelerated depreciation, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. We also incur restructuring-related costs, which are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.

Organic net sales, a non-GAAP measure, represent net sales according to U.S. GAAP, less net sales from acquisitions and divestitures during the first twelve months of ownership or divestiture, respectively, less the effect of fluctuations in net sales from foreign currency exchange. The period-over-period effect of fluctuations in net sales from foreign currency exchange is calculated as the difference between local currency net sales of the prior period translated at the current period exchange rate as compared to the same local currency net sales translated at the prior period exchange rate. We believe this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends. When comparing net sales growth between periods excluding the effects of acquisitions, business dispositions and currency exchange rates, those effects are different when comparing results for different periods. For example, because net sales from acquisitions are considered inorganic from the date we complete an acquisition through the end of the first year following the acquisition, net sales from such acquisition are reflected as organic net sales thereafter.
There are limitations to the use of non-GAAP measures. Non-GAAP measures do not present complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported GAAP financial results, and should be viewed in conjunction with the most comparable GAAP financial measures and the provided reconciliations thereto. We believe, however, that these non-GAAP financial measures, when viewed together with our GAAP results and related reconciliations, provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables below.

HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net sales	$1,100.1	$917.1	$4,194.1	$3,682.5
Cost of goods sold	810.2	656.9	3,042.6	2,596.7
Gross profit	289.9	260.2	1,151.5	1,085.8
Selling & administrative expenses	155.6	145.6	619.2	591.3
Operating income	134.3	114.6	532.3	494.5
Operating income as a % of Net sales	12.2%	12.5%	12.7%	13.4%
Loss on disposition of business	—	—	(6.9)	—
Loss on extinguishment of debt	—	—	(16.8)	—
Pension charge	—	(1.0)	—	(7.6)
Interest expense, net	(13.3)	(14.5)	(54.7)	(60.1)
Other income (expense), net	2.9	0.5	5.4	(2.3)
Total other expense, net	(10.4)	(15.0)	(73.0)	(70.0)
Income from continuing operations before income taxes	123.9	99.6	459.3	424.5
Provision for income taxes	22.6	18.2	88.2	89.8
Net income from continuing operations	101.3	81.4	371.1	334.7
Less: Net income from continuing operations attributable to noncontrolling interest	(1.8)	(1.6)	(6.1)	(4.7)
Net income from continuing operations attributable to Hubbell Incorporated	99.5	79.8	365.0	330.0
Income from discontinued operations, net of tax	18.1	1.1	34.5	21.2
Net income attributable to Hubbell Incorporated	$117.6	$80.9	$399.5	$351.2

Earnings per share:
Basic earnings per share from continuing operations	$1.82	$1.47	$6.70	$6.07
Basic earnings per share from discontinued operations	$0.33	$0.02	$0.63	$0.39
Basic earnings per share	$2.15	$1.49	$7.33	$6.46

Diluted earnings per share from continuing operations	$1.81	$1.46	$6.66	$6.04
Diluted earnings per share from discontinued operations	$0.33	$0.02	$0.62	$0.39
Diluted earnings per share	$2.14	$1.48	$7.28	$6.43

Cash dividends per common share	$1.05	$0.98	$3.99	$3.71

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$286.2	$258.6
Short-term investments	9.4	9.3
Accounts receivable (net of allowances of $10.6 and $10.6)	675.3	553.3
Inventories, net	662.1	526.7
Other current assets	66.8	71.8
Assets held for sale-current	179.5	167.9
TOTAL CURRENT ASSETS	1,879.3	1,587.6
Property, plant, and equipment, net	459.5	438.7
Investments	69.1	71.1
Goodwill	1,871.3	1,873.1
Other intangible assets, net	681.5	770.6
Other long-term assets	143.7	159.9
Assets held for sale - non-current	177.1	184.1
TOTAL ASSETS	$5,281.5	$5,085.1
LIABILITIES AND EQUITY
Short-term debt	$9.7	$153.1
Accounts payable	532.8	339.2
Accrued salaries, wages and employee benefits	94.7	84.4
Accrued insurance	73.3	67.2
Other accrued liabilities	263.4	224.6
Liabilities held for sale - current	91.3	79.7
TOTAL CURRENT LIABILITIES	1,065.2	948.2
Long-term debt	1,435.5	1,436.9
Other non-current liabilities	521.3	596.8
Liabilities held for sale - non-current	18.8	17.8
TOTAL LIABILITIES	3,040.8	2,999.7
Hubbell Incorporated Shareholders’ Equity	2,229.8	2,070.0
Noncontrolling interest	10.9	15.4
TOTAL EQUITY	2,240.7	2,085.4
TOTAL LIABILITIES & EQUITY	$5,281.5	$5,085.1

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2021	2020
Cash Flows From Operating Activities Of Continuing Operations
Net income from continuing operations attributable to Hubbell	$365.0	$330.0
Depreciation and amortization	149.1	144.5
Deferred income taxes	9.2	1.4
Stock-based compensation expense	17.5	21.9
Provision for bad debt expense	1.3	6.7
Loss on disposition of business	6.9	—
Loss on extinguishment of debt	16.8	—
Pension charge	—	7.6
Loss (gain) on sale of assets	(4.7)	0.2
Changes in assets and liabilities, net of acquisitions
Accounts receivable, net	(124.8)	41.7
Inventories, net	(138.9)	45.8
Accounts payable	195.1	20.7
Current liabilities	27.6	(26.9)
Other assets and liabilities, net	(14.9)	19.2
Contributions to defined benefit pension plans	(0.1)	(23.2)
Other, net	8.6	13.3
Net cash provided by operating activities from continuing operations	513.7	602.9
Cash Flows From Investing Activities Of Continuing Operations
Capital expenditures	(90.2)	(82.8)
Acquisition of businesses, net of cash acquired	0.1	(239.6)
Proceeds from disposal of business, net of cash	8.5	—
Purchases of available-for-sale investments	(11.4)	(35.1)
Proceeds from sales of available-for-sale investments	11.5	28.9
Other, net	9.4	5.3
Net cash used in investing activities from continuing operations	(72.1)	(323.3)
Cash Flows From Financing Activities Of Continuing Operations
Issuance of long-term debt	298.7	225.0
Payment of long-term debt	(300.0)	(331.3)
Issuance of short-term debt	8.1	125.5
Payment of short-term debt	(151.6)	(3.6)
Payment of dividends	(216.9)	(201.4)
Make whole payment for retirement of long-term debt	(16.0)	—
Debt issuance costs	(4.5)	—
Repurchase of common shares	(11.2)	(41.3)
Other, net	(39.6)	(17.1)
Net cash used in financing activities from continuing operations	(433.0)	(244.2)
Cash Flows From Discontinued Operations:
Cash provided by operating activities	30.1	45.1
Cash used in investing activities	(5.7)	(5.5)
Net cash provided by discontinued operations	24.4	39.6
Effect of foreign exchange rate changes on cash and cash equivalents	(3.0)	2.6
Increase in cash, cash equivalents and restricted cash	30.0	77.6
Cash and cash equivalents, beginning of year	258.6	179.8
Cash and cash equivalents within assets held for sale, beginning of year	1.0	2.2
Less: Restricted cash, included in other assets	2.7	—
Less: Cash and cash equivalents within assets held for sale, end of year	0.7	1.0
Cash and cash equivalents, end of year	$286.2	$258.6

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Net income from continuing operations attributable to Hubbell (GAAP measure)	$99.5	$79.8	25%	$365.0	$330.0	11%
Amortization of acquisition-related intangible assets	18.8	18.5		77.7	72.6
Loss on disposition of business	—	—		6.9	—
Loss on extinguishment of debt	—	—		16.8	—
Pension charge	—	1.0		—	7.6
Total pre-tax adjustments to net income	$18.8	$19.5		$101.4	$80.2
Income tax effects	4.7	4.6		24.7	19.8
Adjusted net income from continuing operations	$113.6	$94.7	20%	$441.7	$390.4	13%

Numerator:
Net income from continuing operations attributable to Hubbell (GAAP measure)	$99.5	$79.8		$365.0	$330.0
Less: Earnings allocated to participating securities	(0.3)	(0.3)		(1.1)	(1.1)
Net income from continuing operations available to common shareholders (GAAP measure) [a]	$99.2	$79.5	25%	$363.9	$328.9	11%

Adjusted net income from continuing operations	$113.6	$94.7		$441.7	$390.4
Less: Earnings allocated to participating securities	(0.3)	(0.3)		(1.4)	(1.4)
Adjusted net income from continuing operations available to common shareholders [b]	$113.3	$94.4	20%	$440.3	$389.0	13%

Denominator:
Average number of common shares outstanding [c]	54.4	54.2		54.3	54.2
Potential dilutive shares	0.4	0.4		0.4	0.3
Average number of diluted shares outstanding [d]	54.8	54.6		54.7	54.5

Earnings per share from continuing operations (GAAP measure):
Basic [a] / [c]	$1.82	$1.47		$6.70	$6.07
Diluted [a] / [d]	$1.81	$1.46	24%	$6.66	$6.04	10%

Adjusted earnings per diluted share from continuing operations [b] / [d]	$2.07	$1.73	20%	$8.05	$7.14	13%

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Net Sales [a]	$1,100.1	$917.1	20%	$4,194.1	$3,682.5	14%

Operating Income
GAAP measure [b]	$134.3	$114.6	17%	$532.3	$494.5	8%
Amortization of acquisition-related intangible assets	18.8	18.5		77.7	72.6
Adjusted operating income [c]	$153.1	$133.1	15%	$610.0	$567.1	8%

Operating margin
GAAP measure [b] / [a]	12.2%	12.5%	-30 bps	12.7%	13.4%	-70 bps
Adjusted operating margin [c] / [a]	13.9%	14.5%	-60 bps	14.5%	15.4%	-90 bps

Electrical Solutions	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Net Sales [a]	$488.5	$401.9	22%	$1,859.7	$1,603.1	16%

Operating Income
GAAP measure [b]	$63.4	$41.4	53%	$248.2	$188.9	31%
Amortization of acquisition-related intangible assets	3.3	3.8		13.3	14.4
Adjusted operating income [c]	$66.7	$45.2	48%	$261.5	$203.3	29%

Operating margin
GAAP measure [b] / [a]	13.0%	10.3%	+270 bps	13.3%	11.8%	+150 bps
Adjusted operating margin [c] / [a]	13.7%	11.2%	+250 bps	14.1%	12.7%	+140 bps

Utility Solutions	Three Months Ended December 31,			Twelve Months Ended December 31,
	2021	2020	Change	2021	2020	Change
Net Sales [a]	$611.6	$515.2	19%	$2,334.4	$2,079.4	12%

Operating Income
GAAP measure [b]	$70.9	$73.2	(3)%	$284.1	$305.6	(7)%
Amortization of acquisition-related intangible assets	15.5	14.7		64.4	58.2
Adjusted operating income [c]	$86.4	$87.9	(2)%	$348.5	$363.8	(4)%

Operating margin
GAAP measure [b] / [a]	11.6%	14.2%	-260 bps	12.2%	14.7%	-250 bps
Adjusted operating margin [c] / [a]	14.1%	17.1%	-300 bps	14.9%	17.5%	-260 bps

HUBBELL INCORPORATED
Organic Net Sales Growth
(unaudited)
(in millions and percentage change)

Hubbell Incorporated	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	Inc/(Dec)%	2020	Inc/(Dec)%	2021	Inc/(Dec)%	2020	Inc/(Dec)%
Net sales growth (GAAP measure)	$183.0	20.0	$(43.8)	(4.6)	$511.6	13.9	$(264.0)	(6.7)
Impact of acquisitions	35.4	3.9	11.6	1.1	144.6	3.9	44.8	1.1
Impact of divestitures	(2.9)	(0.3)	—	—	(5.7)	(0.2)	(20.3)	(0.5)
Foreign currency exchange	1.2	0.1	(0.4)	—	16.5	0.5	(10.8)	(0.3)
Organic net sales growth (decline)	$149.3	16.3	$(55.0)	(5.7)	$356.2	9.7	$(277.7)	(7.0)

Electrical Solutions	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	Inc/(Dec)%	2020	Inc/(Dec)%	2021	Inc/(Dec)%	2020	Inc/(Dec)%
Net sales growth (GAAP measure)	$86.6	21.5	$(25.6)	(6.0)	$256.6	16.0	$(173.6)	(9.8)
Impact of acquisitions	2.8	0.7	6.4	1.5	21.3	1.3	18.8	1.1
Impact of divestitures	—	—	—	—	—	—	(20.3)	(1.2)
Foreign currency exchange	1.2	0.2	0.9	0.2	13.6	0.9	(2.3)	(0.1)
Organic net sales growth (decline)	$82.6	20.6	$(32.9)	(7.7)	$221.7	13.8	$(169.8)	(9.6)

Utility Solutions	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	Inc/(Dec)%	2020	Inc/(Dec)%	2021	Inc/(Dec)%	2020	Inc/(Dec)%
Net sales growth (GAAP measure)	$96.4	18.7	$(18.1)	(3.4)	$255.0	12.3	$(90.4)	(4.2)
Impact of acquisitions	32.6	6.3	5.2	0.9	123.3	5.9	26.0	1.2
Impact of divestitures	(2.9)	(0.5)	—	—	(5.7)	(0.2)	—	—
Foreign currency exchange	—	—	(1.3)	(0.2)	2.9	0.1	(8.5)	(0.4)
Organic net sales growth (decline)	$66.7	12.9	$(22.0)	(4.1)	$134.5	6.5	$(107.9)	(5.0)

HUBBELL INCORPORATED
Adjusted EBITDA from Continuing Operations
(unaudited)
(in millions)

	Three Months Ended December 31,
	2021	2020	Change
Net income from continuing operations	$101.3	$81.4	24%
Provision for income taxes	22.6	18.2
Interest expense, net	13.3	14.5
Other (income) expense, net	(2.9)	(0.5)
Depreciation and amortization	36.4	37.3
Pension charge	—	1.0
Subtotal	69.4	70.5
Adjusted EBITDA	$170.7	$151.9	12%

	Twelve Months Ended December 31,
	2021	2020	Change
Net income from continuing operations	$371.1	$334.7	11%
Provision for income taxes	88.2	89.8
Interest expense, net	54.7	60.1
Other (income) expense, net	(5.4)	2.3
Depreciation and amortization	149.1	144.5
Pension charge	—	7.6
Loss on disposition of business	6.9	—
Loss on extinguishment of debt	16.8	—
Subtotal	310.3	304.3
Adjusted EBITDA	$681.4	$639.0	7%

HUBBELL INCORPORATED
Restructuring and Related Costs from Continuing Operations Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,
	2021	2020	2021	2020	2021	2020
	Costs of goods sold		S&A expense		Total
Restructuring costs	$0.6	$8.3	$0.9	$2.4	$1.5	$10.7
Restructuring related costs (benefit)	0.5	1.3	2.3	1.1	2.8	2.4
Restructuring and related costs (non-GAAP measure)	$1.1	$9.6	$3.2	$3.5	$4.3	$13.1

	Twelve Months Ended December 31,
	2021	2020	2021	2020	2021	2020
	Costs of goods sold		S&A expense		Total
Restructuring costs	$2.4	$16.3	$1.5	$4.1	$3.9	$20.4
Restructuring related costs (benefit)	5.7	2.6	0.2	3.6	5.9	6.2
Restructuring and related costs (non-GAAP measure)	$8.1	$18.9	$1.7	$7.7	$9.8	$26.6

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Restructuring and related costs included in Cost of goods sold
Electrical Solutions	$0.1	$6.1	$5.1	$9.8
Utility Solutions	1.0	3.5	3.0	9.1
Total	$1.1	$9.6	$8.1	$18.9
Restructuring and related costs included in Selling & administrative expenses
Electrical Solutions	$1.7	$2.1	$(0.5)	$4.8
Utility Solutions	1.5	1.4	2.2	2.9
Total	$3.2	$3.5	$1.7	$7.7

Impact on Income before income taxes from continuing operations	$4.3	$13.1	$9.8	$26.6
Impact on Net income available to Hubbell common shareholders - continuing operations	3.3	10.0	7.6	20.2
Impact on Diluted earnings per share from continuing operations	$0.06	$0.18	$0.14	$0.37

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	December 31, 2021	December 31, 2020
Total Debt	$1,445.2	$1,590.0
Total Hubbell Shareholders’ Equity	2,229.8	2,070.0
Total Capital	$3,675.0	$3,660.0
Total Debt to Total Capital	39%	43%
Less: Cash and Investments	364.7	339.0
Net Debt	$1,080.5	$1,251.0
Net Debt to Total Capital	29%	34%

Free Cash Flow Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash provided by operating activities from continuing operations	$233.3	$156.1	$513.7	$602.9
Less: Capital expenditures	(27.8)	(35.2)	(90.2)	(82.8)
Free cash flow	$205.5	$120.9	$423.5	$520.1

HUBBELL INCORPORATED
Recast Segment Information
(unaudited)
(in millions)

In October 2021, the Company entered into a definitive agreement to sell its Commercial and Industrial Lighting business, which was previously included in the Electrical Solutions segment and is now reported within discontinued operations in our Consolidated Financial Statements for all periods presented. To provide historical information on a basis consistent with its new reporting structure, the Company has recast certain historical segment information to conform to the new reporting structure. The recast financial information included below does not represent a restatement of previously issued financial statements.

Hubbell Incorporated	Three Months Ended				Twelve Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Net Sales [a]	$956.3	$1,054.3	$1,083.4	$1,100.1	$4,194.1

Operating Income
GAAP measure [b]	$109.9	$142.2	$145.9	$134.3	$532.3
Amortization of acquisition-related intangible assets	21.4	19.6	17.9	18.8	77.7
Adjusted operating income [c]	$131.3	$161.8	$163.8	$153.1	$610.0

Operating margin
GAAP measure [b] / [a]	11.5%	13.5%	13.5%	12.2%	12.7%
Adjusted operating margin [c] / [a]	13.7%	15.3%	15.1%	13.9%	14.5%

Electrical Solutions	Three Months Ended				Twelve Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Net Sales [a]	$424.1	$465.5	$481.6	$488.5	$1,859.7

Operating Income
GAAP measure [b]	$49.2	$69.3	$66.3	$63.4	$248.2
Amortization of acquisition-related intangible assets	3.4	3.3	3.3	3.3	13.3
Adjusted operating income [c]	$52.6	$72.6	$69.6	$66.7	$261.5

Operating margin
GAAP measure [b] / [a]	11.6%	14.9%	13.8%	13.0%	13.3%
Adjusted operating margin [c] / [a]	12.4%	15.6%	14.5%	13.7%	14.1%

Utility Solutions	Three Months Ended				Twelve Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Net Sales [a]	$532.2	$588.8	$601.8	$611.6	$2,334.4

Operating Income
GAAP measure [b]	$60.7	$72.9	$79.6	$70.9	$284.1
Amortization of acquisition-related intangible assets	18.0	16.3	14.6	15.5	64.4
Adjusted operating income [c]	$78.7	$89.2	$94.2	$86.4	$348.5

Operating margin
GAAP measure [b] / [a]	11.4%	12.4%	13.2%	11.6%	12.2%
Adjusted operating margin [c] / [a]	14.8%	15.1%	15.7%	14.1%	14.9%

Hubbell Incorporated	Three Months Ended				Twelve Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Net Sales [a]	$957.6	$837.5	$970.3	$917.1	$3,682.5

Operating Income
GAAP measure [b]	$106.6	$125.3	$148.0	$114.6	$494.5
Amortization of acquisition-related intangible assets	18.7	17.7	17.7	18.5	72.6
Adjusted operating income [c]	$125.3	$143.0	$165.7	$133.1	$567.1

Operating margin
GAAP measure [b] / [a]	11.1%	15.0%	15.3%	12.5%	13.4%
Adjusted operating margin [c] / [a]	13.1%	17.1%	17.1%	14.5%	15.4%

Electrical Solutions	Three Months Ended				Twelve Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Net Sales [a]	$430.9	$357.7	$412.6	$401.9	$1,603.1

Operating Income
GAAP measure [b]	$43.5	$49.3	$54.7	$41.4	$188.9
Amortization of acquisition-related intangible assets	4.0	3.3	3.3	3.8	14.4
Adjusted operating income [c]	$47.5	$52.6	$58.0	$45.2	$203.3

Operating margin
GAAP measure [b] / [a]	10.1%	13.8%	13.3%	10.3%	11.8%
Adjusted operating margin [c] / [a]	11.0%	14.7%	14.1%	11.2%	12.7%

Utility Solutions	Three Months Ended				Twelve Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Net Sales [a]	$526.7	$479.8	$557.7	$515.2	$2,079.4

Operating Income
GAAP measure [b]	$63.1	$76.0	$93.3	$73.2	$305.6
Amortization of acquisition-related intangible assets	14.7	14.4	14.4	14.7	58.2
Adjusted operating income [c]	$77.8	$90.4	$107.7	$87.9	$363.8

Operating margin
GAAP measure [b] / [a]	12.0%	15.8%	16.7%	14.2%	14.7%
Adjusted operating margin [c] / [a]	14.8%	18.8%	19.3%	17.1%	17.5%

HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended				Twelve Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Net sales	$956.3	$1,054.3	$1,083.4	$1,100.1	$4,194.1
Cost of goods sold	694.1	756.0	782.3	810.2	3,042.6
Gross profit	262.2	298.3	301.1	289.9	1,151.5
Selling & administrative expenses	152.3	156.1	155.2	155.6	619.2
Operating income	109.9	142.2	145.9	134.3	532.3
Operating income as a % of Net sales	11.5%	13.5%	13.5%	12.2%	12.7%
Loss on disposition of business	—	(6.8)	(0.1)	—	(6.9)
Loss on extinguishment of debt	—	(16.8)	—	—	(16.8)
Interest expense, net	(15.2)	(12.6)	(13.6)	(13.3)	(54.7)
Other income (expense), net	1.2	0.5	0.8	2.9	5.4
Total other expense, net	(14.0)	(35.7)	(12.9)	(10.4)	(73.0)
Income from continuing operations before income taxes	95.9	106.5	133.0	123.9	459.3
Provision for income taxes	21.2	16.9	27.5	22.6	88.2
Net income from continuing operations	74.7	89.6	105.5	101.3	371.1
Less: Net income from continuing operations attributable to noncontrolling interest	(1.4)	(0.8)	(2.1)	(1.8)	(6.1)
Net income from continuing operations attributable to Hubbell Incorporated	73.3	88.8	103.4	99.5	365.0
Income from discontinued operations, net of tax	4.4	7.0	5.0	18.1	34.5
Net income attributable to Hubbell Incorporated	$77.7	$95.8	$108.4	$117.6	$399.5

Earnings per share:
Basic earnings per share from continuing operations	$1.35	$1.63	$1.90	$1.82	$6.70
Basic earnings per share from discontinued operations	$0.08	$0.13	$0.09	$0.33	$0.63
Basic earnings per share	$1.43	$1.76	$1.99	$2.15	$7.33

Diluted earnings per share from continuing operations	$1.33	$1.62	$1.88	$1.81	$6.66
Diluted earnings per share from discontinued operations	$0.09	$0.12	$0.10	$0.33	$0.62
Diluted earnings per share	$1.42	$1.74	$1.98	$2.14	$7.28

HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended				Twelve Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Net sales	$957.6	$837.5	$970.3	$917.1	$3,682.5
Cost of goods sold	680.0	582.3	677.5	656.9	2,596.7
Gross profit	277.6	255.2	292.8	260.2	1,085.8
Selling & administrative expenses	171.0	129.9	144.8	145.6	591.3
Operating income	106.6	125.3	148.0	114.6	494.5
Operating income as a % of Net sales	11.1%	15.0%	15.3%	12.5%	13.4%
Pension charge	—	—	(6.6)	(1.0)	(7.6)
Interest expense, net	(15.1)	(15.6)	(14.9)	(14.5)	(60.1)
Other income (expense), net	(2.5)	(0.4)	0.1	0.5	(2.3)
Total other expense, net	(17.6)	(16.0)	(21.4)	(15.0)	(70.0)
Income from continuing operations before income taxes	89.0	109.3	126.6	99.6	424.5
Provision for income taxes	21.1	22.4	28.1	18.2	89.8
Net income from continuing operations	67.9	86.9	98.5	81.4	334.7
Less: Net income from continuing operations attributable to noncontrolling interest	(0.7)	(1.0)	(1.4)	(1.6)	(4.7)
Net income from continuing operations attributable to Hubbell Incorporated	67.2	85.9	97.1	79.8	330.0
Income from discontinued operations, net of tax	7.8	2.3	10.0	1.1	21.2
Net income attributable to Hubbell Incorporated	$75.0	$88.2	$107.1	$80.9	$351.2

Earnings per share:
Basic earnings per share from continuing operations	$1.23	$1.58	$1.79	$1.47	$6.07
Basic earnings per share from discontinued operations	$0.15	$0.04	$0.18	$0.02	$0.39
Basic earnings per share	$1.38	$1.62	$1.97	$1.49	$6.46

Diluted earnings per share from continuing operations	$1.23	$1.58	$1.78	$1.46	$6.04
Diluted earnings per share from discontinued operations	$0.14	$0.04	$0.18	$0.02	$0.39
Diluted earnings per share	$1.37	$1.62	$1.96	$1.48	$6.43

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended				Twelve Months Ended
	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	December 31, 2021
Net income from continuing operations attributable to Hubbell (GAAP measure)	$73.3	$88.8	$103.4	$99.5	$365.0
Amortization of acquisition-related intangible assets	21.4	19.6	17.9	18.8	77.7
Loss on disposition of business	—	6.8	0.1	—	6.9
Loss on extinguishment of debt	—	16.8	—	—	16.8
Total pre-tax adjustments to net income	$21.4	$43.2	$18.0	$18.8	$101.4
Income tax effects	5.3	10.3	4.4	4.7	24.7
Adjusted net income from continuing operations	$89.4	$121.7	$117.0	$113.6	$441.7

Numerator:
Net income from continuing operations attributable to Hubbell (GAAP measure)	$73.3	$88.8	$103.4	$99.5	$365.0
Less: Earnings allocated to participating securities	(0.2)	(0.3)	(0.3)	(0.3)	(1.1)
Net income from continuing operations available to common shareholders (GAAP measure) [a]	$73.1	$88.5	$103.1	$99.2	$363.9

Adjusted net income from continuing operations	$89.4	$121.7	$117.0	$113.6	$441.7
Less: Earnings allocated to participating securities	(0.3)	(0.4)	(0.4)	(0.3)	(1.4)
Adjusted net income from continuing operations available to common shareholders [b]	$89.1	$121.3	$116.6	$113.3	$440.3

Denominator:
Average number of common shares outstanding [c]	54.2	54.3	54.3	54.4	54.3
Potential dilutive shares	0.5	0.4	0.4	0.4	0.4
Average number of diluted shares outstanding [d]	54.7	54.7	54.7	54.8	54.7

Earnings per share from continuing operations (GAAP measure):
Basic [a] / [c]	$1.35	$1.63	$1.90	$1.82	$6.70
Diluted [a] / [d]	$1.33	$1.62	$1.88	$1.81	$6.66

Adjusted earnings per diluted share from continuing operations [b] / [d]	$1.63	$2.22	$2.13	$2.07	$8.05

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended				Twelve Months Ended
	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	December 31, 2020
Net income from continuing operations attributable to Hubbell (GAAP measure)	$67.2	$85.9	$97.1	$79.8	$330.0
Amortization of acquisition-related intangible assets	18.7	17.7	17.7	18.5	72.6
Pension charge	—	—	6.6	1.0	7.6
Total pre-tax adjustments to net income	$18.7	$17.7	$24.3	$19.5	$80.2
Income tax effects	4.7	4.4	6.1	4.6	19.8
Adjusted net income from continuing operations	$81.2	$99.2	$115.3	$94.7	$390.4

Numerator:
Net income from continuing operations attributable to Hubbell (GAAP measure)	$67.2	$85.9	$97.1	$79.8	$330.0
Less: Earnings allocated to participating securities	(0.2)	(0.3)	(0.3)	(0.3)	(1.1)
Net income from continuing operations available to common shareholders (GAAP measure) [a]	$67.0	$85.6	$96.8	$79.5	$328.9

Adjusted net income from continuing operations	$81.2	$99.2	$115.3	$94.7	$390.4
Less: Earnings allocated to participating securities	(0.3)	(0.4)	(0.4)	(0.3)	(1.4)
Adjusted net income from continuing operations available to common shareholders [b]	$80.9	$98.8	$114.9	$94.4	$389.0

Denominator:
Average number of common shares outstanding [c]	54.3	54.1	54.2	54.2	54.2
Potential dilutive shares	0.3	0.2	0.3	0.4	0.3
Average number of diluted shares outstanding [d]	54.6	54.3	54.5	54.6	54.5

Earnings per share from continuing operations (GAAP measure):
Basic [a] / [c]	$1.23	$1.58	$1.79	$1.47	$6.07
Diluted [a] / [d]	$1.23	$1.58	$1.78	$1.46	$6.04

Adjusted earnings per diluted share from continuing operations [b] / [d]	$1.48	$1.82	$2.11	$1.73	$7.14